Exhibit 99.1

ACCELRYS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2013 RESULTS

SAN DIEGO, February 25, 2014 - Accelrys, Inc. (NASDAQ: ACCL) today reported financial results for the fiscal quarter ended December 31, 2013. Non-GAAP revenue for the quarter ended December 31, 2013 increased to $47.6 million from $47.5 million for the same quarter of the previous year. Non-GAAP revenue for the year ended December 31, 2013 increased $3.4 million to $177.7 million from $174.3 million for the year ended December 31, 2012 or an increase of 1.9 percent.
Non-GAAP net income was $5.3 million, or $0.09 per diluted share, for the quarter ended December 31, 2013, compared to non-GAAP net income of $4.5 million, or $0.08 per diluted share, for the same quarter of the previous year. Non-GAAP net income was $20.5 million, or $0.36 per diluted share, for the year ended December 31, 2013, compared to non-GAAP net income of $19.6 million, or $0.35 per diluted share, for the year ended December 31, 2012.
GAAP revenue for the quarter ended December 31, 2013 increased $2.3 million to $46.5 million from $44.2 million for the same quarter of the previous year, or an increase of 5 percent. GAAP revenue for the year ended December 31, 2013 increased $6.0 million to $168.5 million from $162.5 million for the year ended December 31, 2012, or an increase of 3.7 percent.
GAAP net loss was $(0.1) million, or $(0.001) per diluted share, for the quarter ended December 31, 2013 compared to GAAP net loss of $(8.2) million, or $(0.15) per diluted share, for the same quarter of the previous year. GAAP net income was $5.7 million, or $0.10 per diluted share, for the year ended December 31, 2013 compared to GAAP net loss of $(10.4) million, or $(0.19) per diluted share, for the year ended December 31, 2012. GAAP net income for year ended December 31, 2013 included a one-time gain of $25.9 million, or $0.45 per diluted share, recognized upon the payoff of the promissory note receivable from Intermolecular, Inc. (“Intermolecular”) in May 2013.
Recent Business Highlights:

•
Launch of Accelrys Materials Studio® 7.0 modeling and simulation environment for chemists, polymer scientists and other materials scientists, with enhancements in quantum mechanics, classical simulation, usability, visualization and collaboration to enable scientists to engineer better performing and more cost-effective materials across a wide range of applications.

•
Acquisition of Ireland-based QUMAS, a leading global provider of Cloud-based and on-premises enterprise compliance software for regulatory and quality operations in highly regulated industries, for $50 million in cash, extending Accelrys' informatics portfolio with mission-critical, end-to-end document and process management compliance solutions.

•
Received highest rating in Gartner Inc.’s latest laboratory informatics system report, and was the only vendor to receive a "very high" rating in all five phases of new product development concept, research, development, tech transfer and manufacturing. Accelrys was among four of 23 ELN vendors to offer a Laboratory Information Management System (LIMS) solution.

•	Introduction of Accelrys Insight offering life scientists an entirely new way to access, visualize and share disparate scientific information in real time.

•	Launch of Accelrys Predictive Sciences accelerating drug discovery research with software for investigating and testing hypotheses in silico prior to costly experimentation.
Non-GAAP Financial Measures:
This press release describes financial measures for non-GAAP revenue, operating income, net income, net income per diluted share and free cash flow that exclude deferred revenue fair value adjustments, acquisition-related cost of revenue, business consolidation, restructuring and headquarter-relocation costs, stock-based compensation expense, note receivable impairment, purchased intangible asset amortization, royalty income fair value adjustments, amortization of note receivable discount, gain on sale of real estate, gain on sale of intellectual property, write-off of lease related assets and other non-operating expense. Additionally, our non-GAAP net income reflects an effective pro-forma tax rate of 40 percent. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles.
Management believes these non-GAAP financial measures provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these measures, in addition to GAAP measures, when evaluating and comparing the Company's operating performance against internal financial forecasts and budgets. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
For additional information on the items excluded by the Company from its non-GAAP financial measures please refer to the Form 8-K regarding this release that was furnished today to the Securities and Exchange Commission.

The following table contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (unaudited, amounts in thousands, except per share amounts, including footnotes):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
GAAP revenue	$46,475	$44,194	$168,526	$162,526
Deferred revenue fair value adjustment[1]	1,100	3,332	9,127	11,758
Non-GAAP revenue	$47,575	$47,526	$177,653	$174,284

GAAP operating loss	$(5,257)	$(11,203)	$(28,057)	$(19,054)
Deferred revenue fair value adjustment[1]	1,100	3,332	9,127	11,758
Acquisition-related cost of revenue[2]		(762)	(124)	(1,921)
Business consolidation, restructuring and headquarter-relocation costs[3]	1,447	6,583	15,415	7,845
Stock-based compensation expense[4]	2,198	2,505	9,019	8,115
Note receivable impairment [5]	1,663	—	1,663	—
Purchased intangible asset amortization[6]	5,899	5,199	19,886	17,782
Non-GAAP operating income	$7,050	$5,654	$26,929	$24,525

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Depreciation expense	1,198	872	4,183	3,325
Cash received for interest and royalty income	2,004	2,002	8,643	9,265
Cash paid for income taxes, net of refunds received	74	(198)	(2,251)	(2,690)
Capital expenditures	(656)	(3,043)	(11,486)	(6,332)
Non-GAAP free cash flow	$9,670	$5,287	$26,018	$28,093

GAAP net income (loss)	$(76)	$(8,229)	$5,690	$(10,402)
Deferred revenue fair value adjustment[1]	1,100	3,332	9,127	11,758
Acquisition-related cost of revenue[2]		(762)	(124)	(1,921)
Business consolidation, restructuring and headquarter-relocation costs[3]	1,447	6,583	15,415	7,845
Stock-based compensation expense[4]	2,198	2,505	9,019	8,115
Note receivable impairment [5]	1,663	—	1,663	—
Purchased intangible asset amortization[6]	6,304	5,623	21,506	19,477
Royalty income fair value adjustment[7]	—	—	—	600
Amortization of note receivable discount[8]	—	(270)	(685)	(932)
Gain on sale of real estate[9]	—	—	—	(2,744)
Gain on sale of intellectual property[10]	—	—	(25,895)	—
Write-off of lease related assets[11]	—	—	—	670
Other non-operating expense[12]	(150)	—	(117)	—
Income tax[13]	(7,201)	(4,239)	(15,138)	(12,855)
Non-GAAP net income	$5,285	$4,543	$20,461	$19,611

GAAP diluted net income (loss) per share	$(0.001)	$(0.15)	$0.10	$(0.19)
Deferred revenue fair value adjustment[1]	0.02	0.06	0.16	0.21
Acquisition-related cost of revenue[2]	—	(0.01)	—	(0.03)
Business consolidation, restructuring and headquarter-relocation costs[3]	0.03	0.12	0.27	0.14
Stock-based compensation expense[4]	0.04	0.04	0.16	0.14
Note receivable impairment [5]	0.03	—	0.03	—
Purchased intangible asset amortization[6]	0.11	0.10	0.38	0.34
Royalty income fair value adjustment[7]	—	—	—	0.01
Amortization of note receivable discount[8]	—	—	(0.01)	(0.02)
Gain on sale of real estate[9]	—	—	—	(0.05)
Gain on sale of intellectual property[10]	—	—	(0.45)	—
Write-off of lease related assets[11]	—	—	—	0.01
Other non-operating expense[12]	—	—	—	—
Income tax[13]	(0.13)	(0.07)	(0.27)	(0.23)
Non-GAAP diluted net income per share[14]	$0.09	$0.08	$0.36	$0.35

Weighted average shares used to compute net income per share:
Basic	55,697	55,713	55,686	55,696
Diluted	57,027	56,848	57,061	56,563

1Deferred revenue fair value adjustment relates to our acquisitions of Qumas, ChemSW, Vialis, Aegis, VelQuest and Contur and our merger with Symyx, and adds back the impact of writing down the acquired historical deferred revenue to fair value as required by purchase accounting guidance.

2Acquisition-related cost of revenue relates to our acquisition of VelQuest, and adds back the impact of writing down the acquired deferred cost of revenue as required by purchase accounting guidance.
3Business consolidation, restructuring and headquarter-relocation costs consist of professional services, legal, litigation, employee-related and other costs incurred in connection with our acquisition and related integration activities, as well as lease obligation exit costs, severance and other costs incurred in connection with the various restructuring activities commenced by the Company. Also included are contingent compensation costs relating to the ChemSW, the Vialis and the Contur acquisitions as well as costs associated with our headquarter relocation in July 2013, including professional services and additional rent expense during the transition to the new facility.

4Stock-based compensation expense is included in our consolidated statements of operations as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in thousands)
Cost of revenue	$238	$263	$838	$755
Product development	373	517	1,813	1,763
Sales and marketing	794	854	3,086	2,545
General and administrative	761	866	3,220	3,093
Business consolidation, restructuring and headquarter-relocation costs	32	5	62	(41)
Total stock-based compensation expense	$2,198	$2,505	$9,019	$8,115

5Note receivable impairment relates to an impairment charge incurred in the three months ended December 31, 2013 related to an unsecured note receivable.

6Purchased intangible asset amortization is included in our consolidated statements of operations as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in thousands)
Amortization of completed technology	$2,848	$2,580	$9,576	$8,843
Purchased intangible asset amortization	3,051	2,619	10,310	8,939
Royalty and other income, net	405	424	1,620	1,695
Total purchased intangible amortization expense	$6,304	$5,623	$21,506	$19,477

7Royalty income fair value adjustment relates to our merger with Symyx, and adds back the impact of writing down deferred royalty income to fair value as required by purchase accounting guidance.
8Amortization of note receivable discount adjusts the amortization of the discount on our promissory note receivable from Intermolecular in connection with the sale of intellectual property in November 2011.
9Gain on sale of real estate relates to the sale of real property, comprised of land and an office building located in Santa Clara, California, which we sold in June 2012. This property was acquired as a result of our merger with Symyx and was not utilized in our ongoing operations.
10Gain on sale of intellectual property to Intermolecular reflects the gain recognized upon the payoff of the promissory note receivable from Intermolecular in May 2013.
11Write-off of lease related assets relates to the write off in June 2012 of certain assets in connection with exiting the lease of a restructured facility.
12Other non-operating income for the three months ended December 31, 2013 relates to income as a result of a working capital adjustment received in connection with the Aegis acquisition. Other non-operating income for the year ended December 31, 2013 relates to $0.2 million income as a result of a working capital adjustment received in connection with the Aegis acquisition, offset by a loss on disposal of certain fixed assets as a result of the relocation of our corporate headquarters.
13Income tax adjustments relate to adjusting our non-GAAP operating results to reflect an effective tax rate of 40 percent that would be applied if the Company was in a taxable income position and was not able to utilize its net operating loss carryforwards. The income tax adjustment also excludes any impact of a release of our valuation allowance against deferred tax assets.
14Earnings per share amounts for the three months and the years ended December 31, 2013 and December 31, 2012 do not add due to rounding.

About Accelrys:
Accelrys (NASDAQ:  ACCL), a leading provider of scientific innovation lifecycle management software, supports industries and organizations that rely on scientific innovation to differentiate themselves. The industry-leading Accelrys Enterprise Platform provides a broad, flexible scientific foundation optimized to integrate the diversity of science, experimental processes and information requirements across the research, development, QA/QC and manufacturing phases of product development. Accelrys offers capabilities in scientific data management, modeling and simulation, research informatics, laboratory informatics, enterprise quality management, environmental health & safety and operations intelligence for customers in science-driven industries. Using Accelrys technology, scientific innovators can access, organize, analyze and share data in unprecedented ways across the research, laboratory and manufacturing continuum, ultimately enhancing innovation, improving productivity and compliance, reducing costs and accelerating product development from research to manufacturing.
Accelrys solutions are used by more than 2,000 customers in the pharmaceutical, biotechnology, energy, chemicals, aerospace, consumer packaged goods and industrial products industries. Headquartered in San Diego, Calif., Accelrys employs approximately 225 full-time PhD scientists. For more information about Accelrys, visit www.accelrys.com.
Forward-Looking Statements:
Statements contained in this press release relating to the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company's execution of its strategic business initiatives, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks that the Company will not successfully execute its strategic business initiatives, in each case due to, among other possibilities, an inability to withstand negative conditions in the global economy or a lack of demand for or market acceptance of the Company's products. Additional risks and uncertainties faced by the Company are contained from time to time in the Company's filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2012, quarterly reports on Form 10-Q and current reports on Form 8-K. Collectively, these risks and uncertainties could cause the Company's actual results to differ materially from those projected in its forward-looking statements, and the Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
Accelrys, Inc.
Michael A. Piraino
Executive Vice President &
Chief Financial Officer
858-799-5200
Investor Relations
MKR Group
Todd Kehrli
323-468-2300
accl@mkr-group.com

ACCELRYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue:
License and subscription revenue	$22,918	$23,149	$86,393	$89,440
Maintenance on perpetual licenses	10,709	10,035	40,196	38,254
Content	2,505	2,991	9,864	12,485
Professional services and other	10,343	8,019	32,073	22,347
Total revenue	46,475	44,194	168,526	162,526
Cost of revenue:
Cost of revenue	12,642	11,961	44,791	41,695
Amortization of completed technology	2,848	2,580	9,576	8,843
Total cost of revenue	15,490	14,541	54,367	50,538
Gross profit	30,985	29,653	114,159	111,988
Operating expenses:
Product development	8,758	9,892	37,477	38,849
Sales and marketing	16,925	17,528	60,786	57,971
General and administrative	4,366	4,229	16,503	17,480
Business consolidation, restructuring and headquarter-relocation costs	1,479	6,588	15,477	7,803
Note receivable impairment	1,663	—	1,663	—
Purchased intangible asset amortization	3,051	2,619	10,310	8,939
Total operating expenses	36,242	40,856	142,216	131,042
Operating loss	(5,257)	(11,203)	(28,057)	(19,054)
Gain on sale of intellectual property	—	—	25,895	—
Royalty and other income, net	1,504	1,763	6,356	8,870
Income (loss) before income taxes	(3,753)	(9,440)	4,194	(10,184)
Income tax expense (benefit)	(3,677)	(1,211)	(1,496)	218
Net income (loss)	$(76)	$(8,229)	$5,690	$(10,402)

Net income (loss) per share amounts:
Basic	$(0.001)	$(0.15)	$0.10	$(0.19)
Diluted	$(0.001)	$(0.15)	$0.10	$(0.19)

Weighted average shares used to compute net income (loss) per share
Basic	55,697	55,713	55,686	55,696
Diluted	55,697	55,713	57,061	55,696

ACCELRYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2013	December 31, 2012
	(unaudited)	(audited)
Assets
Cash, cash equivalents, and marketable securities[1]	$66,903	$115,646
Trade receivables, net	45,510	47,196
Notes receivable	7,393	34,796
Other assets, net[2]	272,760	208,204
Total assets	$392,566	$405,842
Liabilities and stockholders’ equity
Current liabilities, excluding deferred revenue	32,139	37,877
Deferred revenue, including current portion[3]	85,617	89,151
Deferred gain on sale of intellectual property	—	25,895
Non-current liabilities, excluding deferred revenue[4]	26,351	10,098
Total stockholders’ equity	248,459	242,821
Total liabilities and stockholders’ equity	$392,566	$405,842

1Cash, cash equivalents, and marketable securities consist of the following line items in our consolidated balance sheet: Cash and cash equivalents; Restricted cash; Marketable securities; Marketable securities, net of current portion; and Restricted cash, net of current portion.
2Other assets, net, consists of the following line items in our consolidated balance sheet: Prepaid expenses, deferred tax assets and other current assets; Property and equipment, net; Goodwill; Purchased intangible assets, net; and Other assets.
3Total deferred revenue consists of the following line items in our consolidated balance sheet: Current portion of deferred revenue; and Deferred revenue, net of current portion.
4Noncurrent liabilities, excluding deferred revenue consists of the following line items in our consolidated balance sheet: Accrued income tax; Accrued restructuring charges, net of current portion and Lease-related liabilities, net of current portion.